FOR IMMEDIATE RELEASE – May 2, 2016
Telephone: 609-561-9000
Investor Relations and Media Contact: Marissa Travaline x4227
e-mail: mtravaline@sjindustries.com

South Jersey Industries Declares Quarterly Dividend

Folsom, NJ - South Jersey Industries’ (NYSE:SJI) board of directors declared its regular dividend of $0.26375 per share for the second quarter of 2016. The dividend is payable July 5, 2016 to shareholders of record at the close of business June 10, 2016. This is SJI’s 65th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

ABOUT SOUTH JERSEY INDUSTRIES
South Jersey Industries (NYSE: SJI), an energy services holding company based in Folsom, NJ, operates its business through two primary subsidiaries. South Jersey Gas delivers clean, efficient natural gas and promotes energy efficiency to approximately 373,000 customers in southern New Jersey. SJI’s non-regulated businesses, under South Jersey Energy Solutions, promote efficiency, clean technology and renewable energy by developing, owning and operating on-site energy production facilities; acquiring and marketing natural gas and electricity for retail customers; providing wholesale commodity marketing and risk management services; and offering HVAC and other energy-efficiency related services. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

###